Exhibit 10.10

COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the “Agreement”) made as of the last executed date below (the “Effective Date”), by and between the buyer set forth on the signature page hereof (hereinafter referred to as “Buyer”), and the seller set forth on the signature page hereof (hereinafter referred to as “Seller”) (Buyer and Seller each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, Seller is the holder of all of the shares of common stock (the “Shares”) of Chuck’s Vintage, Inc., a California corporation (the “Company”) and Seller hereby agrees to sell to the Buyer the Shares pursuant to the terms and conditions set forth herein; and

WHEREAS, the Buyer is the holder of 100,000 shares of the Company’s common stock, which represents all of the Company’s issued and outstanding shares as of the date hereof and Buyer is desirous of purchasing Seller’s Shares and the Seller is agreeable to sell the Shares to the Buyer pursuant to and in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1.       Agreement to Purchase and Sell; Closing. Seller will sell to Buyer and Buyer agrees to purchase the Shares in consideration for the assumption of the liabilities set forth in Section A hereto (the “Assumed Liabilities”). For purposes of this Agreement, the Closing shall occur upon the Effective Date.

2.       Payment Terms. At the Closing, the Seller shall deliver the certificate(s) representing the Shares along with fully executed and medallion guaranteed or notarized stock powers and such other documentation as may be necessary to completely effectuate the transfer of the Shares to the Buyer pursuant to this Agreement. In Consideration for the transferrable delay of the shares, the Buyer shall assume the Assumed Liabilities of the Seller.

3.                  Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof, and shall be true and correct as of the Closing:

a)                  Title to Stock. The Seller is the sole record and beneficial owner of the Shares and has good, valid and marketable title to all of the Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances and shall not, until the transactions contemplated by this Agreement are closed, or this Agreement is terminated, sell, hypothecate, encumber, transfer or otherwise dispose of the Shares. The Seller has sole managerial and dispositive authority with respect to the Shares and has not granted any person a proxy or option to buy the Shares that has not expired or been validly withdrawn. The Shares were the payment of the Purchase Price and delivery of the certificates representing the Shares will vest in Buyer the legal and valid title to the Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on the resale of the Shares under applicable securities laws).

b)                  Transfer of Shares. Seller acknowledges that he has all right, title and interest to the shares but did not undertake the ministerial task of having the certificates reprinted in his name prior to the sale of the shares contemplated in this Agreement.

c)                  Full Power and Authority. Seller has the legal capacity to own the Shares owned or purported to be owned by Seller. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby has been duly and validly authorized by all necessary action of Seller. Seller has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby and Seller has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

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4.                  Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

a)                  Exempt Transaction. Buyer understands that the sale of the Shares is intended to be exempt from registration under the Securities Act and exempt from registration or qualification under any state law.

b)                  Full Power and Authority. Buyer has the legal capacity to purchase the Shares. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby has been duly and validly authorized by all necessary action of Buyer. Buyer has the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby and Buyer has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

c)                  Status. Buyer is experienced, sophisticated and knowledgeable in the trading in securities of private and public companies and understand the disadvantage to which Buyer is subject on account of the disparity of information as between Seller and Buyer. Buyer understands that Seller is relying on these representations in engaging in this transaction and would not engage in the transaction in the absence of these representations.

5.                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the State of New York.

6.                  Termination. The Parties may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.

7.                  Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

8.                  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A telefaxed or electronic copy of this Agreement shall be deemed an original.

9.                  Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

10.              Costs, Expenses. Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

11.              Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by all Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

12.              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

13.              Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

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14.              Further Assurances. From and after the date of this Agreement, upon the request of any Party, the Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

15.              Term. This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the Parties hereto have been fully performed.

16.              No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement as of the date of Closing. The Parties are not relying on any oral statements made by any other Party, their representatives or affiliates regarding this Agreement.

[signature page to follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date last written below.

SELLER:

WE WORK IRREVOCABLE TRUST

By: /s/ Mark Pierce

Mark Pierce, Trustee

Date: November 1, 2021

BUYER:

GREEN STREAM HOLDINGS, INC.

By: /s/ James C. DiPrima

Name: James C. DiPrima

Title: Chief Executive Officer

Date: November 1, 2021

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SCHEDULE A

ASSUMED LIABILITIES

Accounts Payable

Inventory:	$5,020
Rent:	$13,000
Utilities	$3,010

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